SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 8, 2008

CHINA VOIP & DIGITAL TELECOM INC.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-131017	98-0509797
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

11th Floor Tower B1, Yike Industrial Base, Shunhua Rd,

High-tech Industrial Development Zone, Jinan, China 250101

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-531-87027114

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2008, China VoIP & Digital Telecom, Inc. (“we” or the “Company”) entered into an Amendment and Exchange Agreement attached hereto as Exhibit 10.1 (the “Amended Agreement”) with an accredited investor (the “Investor”) that amended and restated the terms of the Securities Purchase Agreement and related transaction documents dated December 21, 2007 (the “Financing Transaction”).  The Financing Transaction is disclosed in more detail in the Form 8-K filed on December 26, 2007 and all transaction documents attached to that Form 8-k are herein incorporated by reference.  In connection with the Amended Agreement, we agreed to exchange the note and warrants issued in the Financing Transaction for (i) an amended and restated senior secured convertible note in the form attached hereto as Exhibit 10.2 in the principal amount of $5,000,000 (the "Exchanged Note"), which is convertible into Common Stock, (ii) an amended and restated Series A Warrant in the form attached hereto as Exhibit 10.3, which is exercisable into 23,062,731 shares of Common Stock (the "Exchanged Series A Warrant "), (iii) an amended and restated Series B Warrant in the form attached hereto as Exhibit 10.4, which is exercisable into 16,143,911 shares of Common Stock (the "Exchanged Series B Warrant "), (iv) an amended and restated Series C Warrant in the form attached hereto as Exhibit 10.5, which, subject to certain conditions, shall be exercisable to 16,489,852 shares of Common Stock (the "Exchanged Series C Warrant") and (iv) a new Series D Warrant in the form attached hereto as Exhibit 10.6, which is exercisable into 7,500,000 shares of Common Stock (the " Series D Warrant).

Pursuant to the Amended Agreement, we agreed to adjust the Conversion Price (as defined in the Exchanged Note) and the exercise prices of the Exchanges Series A Warrant, the Exchanged Series B Warrant and the Exchanged Series C Warrant to $0.2168. Accordingly, the Exchanged Series A Warrant is exercisable into 23,062,731 shares of Common Stock of the Company, the Exchanged Series B Warrant is exercisable into 16,143,911 shares of Common Stock of the Company, and the Exchanged Series C Warrant, subject to certain conditions, shall be exercisable into 16,489,852 shares of Common Stock of the Company.  Further, we amended the Expiration Date of the Series A Warrant and Series B Warrant to June 8, 2014, which is 78 months after the date of Amendment Date (as defined in the Exchanged Series A Warrant and the Exchanged Series B Warrant), and restated the expiration date of the Exchanged Series C Warrant to 78 months after the first time the Company elects a Company Optional Redemption (as defined in the Exchanged Note).

We also issued a new Series D Warrant, which can be exercised into 7,500,000 shares of the Common Stock of the Company with an exercise price of $0.2168 per share and expires on June 8, 2014.  There is also a cashless exercise feature that permits the Investor to exercise the warrant on a cashless basis if a registration statement covering the shares underlying the Series D Warrant is not in effect.  The Amended Agreement does not grant the Investor any additional registration rights so there is no requirement for us to register the shares underlying the Series D Warrant.

As previously disclosed in the Company's Form 10-Q filed on August 14, 2008 and the Current Report Form 8-K filed on October 10, 2008, we received event of default redemption notices dated July 25, 2008 (the "July Default Notice") and dated October 6, 2008 (the “October Default Notice” collective, with the July Default Notice, the “Default Notices”) respectively from the Investor with respect to the Financing Transaction.  Both the July Default Notice and the October Default Notice stated that we were in default for failure to: (1) cause the Initial Registration Statement to be declared effective by the SEC on or prior to June 18, 2008 and (2) make the required Registration Delay Payments to the Investor on or prior to the applicable Payment Date.  We agreed to enter into the Amended Agreement and all related documents as a direct response to resolve the Default Notices and as an inducement for the Investor to issue us a formal withdrawal of the Default Notices.  Upon closing of the above Amended Agreement, the Investor will withdraw the Default Notices and we will no longer be in default under the Financing Transaction and Amended Agreement.

The foregoing description of the Amended Agreements contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of all Exhibits attached hereto.

Item 9.01. Exhibits.

Exhibit Number	Description of Exhibit
10.1	Amendment and Exchange Agreement, dated December 8, 2008
10.2	Amended and Restated Senior Secured Convertible Note, dated December 8, 2008
10.3	Amended and Restated Series A Warrant, dated December 8, 2008
10.4	Amended and Restated Series B Warrant, dated December 8, 2008
10.5	Amended and Restated Series C Warrant, dated December 8, 2008
10.6	Form of Series D Warrant, dated December 8, 2008
99.1*	Letter (July Default Notice) dated July 25, 2008 from the Investor
99.2*	Letter (October Default Notice) dated October 6, 2008 from the Investor

* referred to and incorporated by reference to the Current Report on Form 8-K dated October 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA VOIP & DIGITAL TELECOM, INC.
Dated: December 9, 2008
By: /s/ Li Kunwu
Li Kunwu President and Chief Executive Officer